INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No.2-75366 on Form N-1A of our report dated April 8, 2004 relating to the financial statements of Federated Government Income Securities, Inc for the year ended February 29, 2004, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP

Boston, Massachusetts,
April 26, 2004